       AFCO AGGREGATE RECEIVABLES BALANCE BY AMOUNT - IDENTIFIED PORTFOLIO
                             AS OF DECEMBER 31, 1999


AGGREGATE RECEIVABLES        NUMBER OF   PERCENT OF             AGGREGATE    PERCENT OF
BALANCE                          ACCTS    NUMBER OF            RECEIVABLE     AGGREGATE
                                              ACCTS               BALANCE    RECEIVABLE
                                                                                BALANCE


1.      5,000  or less          20,558       66.50%        $34,806,055.36         6.81%

2.      5,000 - 10,000           4,035       13.05%        $28,761,889.63         5.63%

3.     10,000 - 25,000           3,427       11.08%        $53,380,204.83        10.44%

4.     25,000 - 50,000           1,396        4.52%        $48,388,933.57         9.46%

5.     50,000 - 75,000             494        1.60%        $29,905,958.43         5.85%

6.     75,000 - 100,000            246        0.80%        $21,176,934.34         4.14%

7.    100,000 - 250,000            463        1.50%        $71,765,254.05        14.04%

8.    250,000 - 500,000            168        0.54%        $57,493,305.59        11.25%

9.    500,000 - 1,000,000           76        0.25%        $50,687,824.19         9.91%

10. 1,000,000 - 5,000,000           50        0.16%        $96,975,629.02        18.97%

11.      Over   5,000,000            3        0.01%        $17,903,679.79         3.50%


Total:                          30,916                    $511,245,668.80  (1)

(1) Includes $1,651,037.44 of loan commitments

   AFCO COMPOSITION OF RECEIVABLES BY REMAINING INSTALLMENT TERM - IDENTIFIED
                                   PORTFOLIO
                             AS OF DECEMBER 31, 1999


REMAINING               NUMBER OF       PERCENT             AGGREGATE    PERCENT OF
INSTALLMENT TERM            ACCTS     OF NUMBER           RECEIVABLES     AGGREGATE
                                       OF ACCTS               BALANCE   RECEIVABLES
                                                                            BALANCE

03 Months or Less          13,038        42.17%        $75,498,884.65        14.77%

04 to 06 Months            10,413        33.68%       $142,921,200.00        27.96%

07 to 09 Months             7,052        22.81%       $176,176,805.30        34.46%

10 to 12 Months               204         0.66%        $51,761,705.94        10.12%

13 to 18 Months               103         0.33%        $19,325,827.55         3.78%

More than 18 Months           106         0.34%        $45,561,245.36         8.91%


Total:                     30,916                     $511,245,668.80  (1)



     (1)  Includes $1,651,037.44 of loan commitments

              AFCO GEOGRAPHIC CONCENTRATION - IDENTIFIED PORTFOLIO
                             AS OF DECEMBER 31, 1999

STATES                   AGGREGATE RECEIVABLES       PERCENTAGE OF AGGREGATE
                                       BALANCE           RECEIVABLES BALANCE

CALIFORNIA                     $107,240,751.09                        20.98%
TEXAS                           $69,504,724.59                        13.60%
NEW YORK                        $42,306,869.41                         8.28%
FLORIDA                         $25,869,175.34                         5.06%
NEW JERSEY                      $20,753,489.41                         4.06%
PENNSYLVANIA                    $20,373,048.12                         3.98%
ILLINOIS                        $19,078,456.37                         3.73%
OHIO                            $16,397,182.39                         3.21%
WASHINGTON                      $13,821,794.45                         2.70%
MICHIGAN                        $13,249,492.86                         2.59%
LOUISIANA                       $13,061,887.73                         2.55%
MASSACHUSETTS                   $12,637,519.77                         2.47%
GEORGIA                         $10,118,668.09                         1.98%
COLORADO                         $9,239,717.13                         1.81%
MISSOURI                         $8,861,167.66                         1.73%
UTAH                             $8,710,155.89                         1.70%
NORTH CAROLINA                   $8,470,532.34                         1.66%
KENTUCKY                         $7,657,696.81                         1.50%
OREGON                           $7,487,987.45                         1.46%
TENNESSEE                        $6,502,123.14                         1.27%
VIRGINIA                         $6,373,638.56                         1.25%
MISSISSIPPI                      $6,051,242.79                         1.18%
CONNECTICUT                      $5,855,422.86                         1.15%
ALASKA                           $4,753,508.94                         0.93%
SOUTH CAROLINA                   $4,581,194.27                         0.90%
WEST VIRGINIA                    $4,176,896.78                         0.82%
ARIZONA                          $4,021,799.06                         0.79%
MARYLAND                         $3,673,568.52                         0.72%
IDAHO                            $3,610,694.22                         0.71%
INDIANA                          $3,395,879.12                         0.66%
OKLAHOMA                         $3,149,242.66                         0.62%
ALABAMA                          $3,105,504.84                         0.61%
HAWAII                           $2,734,446.08                         0.53%
WISCONSIN                        $2,640,975.99                         0.52%
NEVADA                           $2,468,860.40                         0.48%
MINNESOTA                        $2,381,021.25                         0.47%
ARKANSAS                         $2,280,792.38                         0.45%
IOWA                             $1,051,840.84                         0.21%
NEW HAMPSHIRE                      $976,619.62                         0.19%
MAINE                              $717,932.22                         0.14%
NEBRASKA                           $548,475.88                         0.11%
MONTANA                            $543,090.76                         0.11%
RHODE ISLAND                       $356,285.99                         0.07%
WYOMING                            $231,056.85                         0.05%
SOUTH DAKOTA                       $174,692.41                         0.03%
BRITISH COLUMBIA                    $39,894.76                         0.01%
NEW MEXICO                           $8,650.71                         0.00%
Total:                         $511,245,668.80 (1)                    100.00%

(1)  Includes $1,651,037.44 of loan commitments

                            LOAN LOSS EXPERIENCE (1)
                              IDENTIFIED PORTFOLIO
                             (DOLLARS IN THOUSANDS)




                                                                    YEAR ENDED DECEMBER 31,
                                                       1999               1998               1997
                                                       ----               ----               ----
Average Month Principal Balance (2)                  $527,470           $536,913           $562,229
Gross Charge Offs                                       2,756              3,010              1,002
Recoveries                                              1,185                804                102
Net Charge Offs                                         1,571              2,206                900
Net Charge Offs as a Percentage of Average
    Aggregate Outstanding Principal Balance              0.30%              0.41%              0.16%



(1) A loan is generally written off to the extent it is uncollected 270 days after the effective date of cancellation of the related insurance policy.
(2)      Based on the average beginning of the month balances.

               LOAN DELINQUENCY EXPERIENCE FOLLOWING CANCELLATION
                              IDENTIFIED PORTFOLIO


                                                                      AT DECEMBER 31,
                                                            1999           1998           1997
                                                            ----           ----           ----
Number of days a loan remains overdue
    after cancellation of the related insurance
    policy
         31-89 days                                         0.95%          1.25%          1.17%
         90-270 days                                        0.69%          0.91%          0.93%
         Over 270 days (1)                                  0.00%          0.00%          0.00%
                                                            ----           ----           ----
             Total                                          1.64%          2.16%          2.10%
                                                            ====           ====           ====



(1) A loan is generally written off to the extent it is uncollected 270 days after the effective date of cancellation of the related insurance policy.

                          ORIGINATORS' PORTFOLIO YIELD
                              IDENTIFIED PORTFOLIO
                             (DOLLARS IN THOUSANDS)




                                                          YEAR ENDED DECEMBER 31,
                                                1999               1998               1997
                                                ----               ----               ----

Average Month Principal Balance (1)           $527,470           $536,913           $562,229
Interest & Fee Income                           53,879             60,676             63,462

Average Revenue Yield on Outstanding             10.21%             11.30%             11.29%
   Principal Balance Receivables



(1)      Based on the average beginning of the month balances.